UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 31, 2011 (March 30, 2011)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice: (713) 353-9400

fax: (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

As previously reported, on March 25, 2011, Hyperdynamics Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Rodman & Renshaw, LLC (the “Underwriter”) providing for the offer and sale in a firm commitment underwritten offering of 25,000,000 shares of the Company’s common stock at a price to the public of $5.00 per share ($4.75 per share net of underwriting discount but before deducting transaction expenses). In addition, the Company granted to the Underwriter a 45-day option to purchase up to 3,750,000 shares of common stock from the Company at the offering price, less underwriting discounts and commissions. On March 25, 2011, the Underwriter exercised its option with respect to all 3,750,000 shares.

Closing of the sale of the shares of common stock, including the 3,750,000 shares purchased pursuant to exercise of the option by the Underwriter, was held on March 30, 2011.  The Company received net proceeds, after underwriting discounts and commissions, and other transaction expenses, of approximately $136,326,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	March 31, 2011	By:	/s/ JASON D. DAVIS
		Name:	Jason D. Davis
		Title:	Vice President of Finance